Series 2:

Shareholder Meeting (unaudited)

A Special Meeting of Shareholders of all series of the Trust was held on August 7, 2009.  At the meeting the following matters were voted on by the Shareholders.  Each vote reported represents one dollar of net asset value held on the record date of the meeting.  The results of the Special Meeting of Shareholders are noted below.  Proposals 1, 2.A.1 and 2.B reflect votes where the entire Trust voted as a single group. Proposal 2.A.2 reflects a vote where the Fund voted separately.

Proposal 1

To elect and re-elect the nominees specified below as Trustees of Financial Investors Trust:

		Number of Votes			Percentage of Total Outstanding Votes			Percentage of Voted
Trustees	Record Date Votes	Affirmative	Withheld	Total	Affirmative	Withheld	Total	Affirmative	Withheld	Total
Mary K. Anstine	360,498,638	147,541,150	11,936,590	159,477,740	40.93%	3.31%	44.24%	92.52%	7.48%	100.00%
Jeremy W. Deems	360,498,638	147,538,926	11,938,814	159,477,740	40.93%	3.31%	44.24%	92.51%	7.49%	100.00%
John R. Moran, Jr.	360,498,638	147,532,444	11,945,296	159,477,740	40.93%	3.31%	44.24%	92.51%	7.49%	100.00%
Edmund J. Burke	360,498,638	147,541,440	11,936,300	159,477,740	40.93%	3.31%	44.24%	92.52%	7.48%	100.00%
Jerry G. Rutledge	360,498,638	147,542,846	11,934,894	159,477,740	40.93%	3.31%	44.24%	92.52%	7.48%	100.00%
Michael "Ross" Shell	360,498,638	147,544,998	11,932,742	159,477,740	40.93%	3.31%	44.24%	92.52%	7.48%	100.00%

Proposal 2.A.1

To amend the Trust Instrument to permit the Board to liquidate the Trust without a shareholder vote:

		Number of Votes					Percentage of Total Outstanding Votes					Percentage of Voted
Trust	Record Date Votes	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total
Financial Investors Trust	360,498,638	124,065,472	28,624,479	46,076	6,741,712	159,477,739	34.41%	7.94%	0.01%	1.87%	44.23%	77.79%	17.95%	0.03%	4.23%	100.00%

Proposal 2.A.2

To amend the Trust Instrument to permit the Board to liquidate the Fund without a shareholder vote:

		Number of Votes					Percentage of Total Outstanding Votes					Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total
American Freedom U.S. Government Money Market Fund	347,742,589	121,984,959	25,160,507	17,070	-	147,162,536	35.08%	7.24%	0.00%	0.00%	42.32%	82.89%	17.10%	0.01%	0.00%	100.00%

Proposal 2.B

To amend the Trust Instrument to permit the Board to liquidate future Funds or Classes of the Trust whose registration statement shall become effective after the date of the Special Meeting of Shareholders, August 7, 2009, without a shareholder vote:

		Number of Votes					Percentage of Total Outstanding Votes					Percentage of Voted
Trust	Record Date Votes	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total
Financial Investors Trust	360,498,638	124,072,602	28,617,442	45,983	6,741,712	159,477,740	34.42%	7.94%	0.01%	1.87%	44.24%	77.80%	17.94%	0.03%	4.23%	100.00%

Series 7:

Shareholder meeting (unaudited)

A Special Meeting of Shareholders of all series of the Trust was held on August 7, 2009.  At the meeting the following matters were voted on by the Shareholders. Each vote reported represents one dollar of net asset value held on the record date of the meeting.  The results of the Special Meeting of Shareholders are noted below. Proposals 1, 2.A.1 and 2.B reflect votes where the entire Trust voted as a single group. Proposals 2.A.2 and 2.A.3 reflect votes where either the Fund or each Class within the Fund voted separately.

Proposal 1 - To elect and re-elect the nominees specified below as Trustees of Financial Investors Trust:

	Number of Votes				Percentage of Total Outstanding Votes			Percentage of Voted
Trustees	Record Date Votes	Affirmative	Withheld	Total	Affirmative	Withheld	Total	Affirmative	Withheld	Total
Mary K. Anstine	360,498,638	147,541,150	11,936,590	159,477,740	40.93%	3.31%	44.24%	92.52%	7.48%	100.00%
Jeremy W. Deems	360,498,638	147,538,926	11,938,814	159,477,740	40.93%	3.31%	44.24%	92.51%	7.49%	100.00%
John R. Moran, Jr.	360,498,638	147,532,444	11,945,296	159,477,740	40.93%	3.31%	44.24%	92.51%	7.49%	100.00%
Edmund J. Burke	360,498,638	147,541,440	11,936,300	159,477,740	40.93%	3.31%	44.24%	92.52%	7.48%	100.00%
Jerry G. Rutledge	360,498,638	147,542,846	11,934,894	159,477,740	40.93%	3.31%	44.24%	92.52%	7.48%	100.00%
Michael "Ross" Shell	360,498,638	147,544,998	11,932,742	159,477,740	40.93%	3.31%	44.24%	92.52%	7.48%	100.00%

Proposal 2.A.1 - To amend the Trust Instrument to permit the Board to liquidate the Trust without a shareholder vote:

	Number of Votes						Percentage of Total Outstanding Votes					Percentage of Voted
Trust	Record Date Votes	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total
Financial Investors Trust	360,498,638	124,065,472	28,624,479	46,076	6,741,712	159,477,739	34.41%	7.94%	0.01%	1.87%	44.23%	77.79%	17.95%	0.03%	4.23%	100.00%

Proposal 2.A.2 - To amend the Trust Instrument to permit the Board to liquidate the Fund without a shareholder vote:

	Number of Votes						Percentage of Total Outstanding Votes					Percentage of Voted
Fund	Record Date Votes	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total
ALPS | Red Rocks Listed Private Equity Fund(1)	12,756,049	2,087,808	3,455,464	30,219	6,741,712	12,315,203	16.37%	27.09%	0.24%	52.85%	96.55%	16.95%	28.06%	0.25%	54.74%	100.00%

Proposal 2.A.3 - To amend the Trust Instrument to permit the Board to liquidate each Class of the Fund without a shareholder vote:

	Number of Votes						Percentage of Total Outstanding Votes					Percentage of Voted
Class	Record Date Votes	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total
ALPS | Red Rocks Listed Private Equity Fund(1) - A Shares	8,052,750	400,232	2,068,095	29,070	5,330,300	7,827,697	4.97%	25.68%	0.36%	66.19%	97.20%	5.11%	26.42%	0.37%	68.10%	100.00%
ALPS | Red Rocks Listed Private Equity Fund(1) - I Shares	4,702,551	1,687,736	1,387,719	-	1,411,411	4,486,866	35.89%	29.51%	0.00%	30.01%	95.41%	37.61%	30.93%	0.00%	31.46%	100.00%
ALPS | Red Rocks Listed Private Equity Fund(1) - R Shares	748	-	639	-	-	639	0.00%	85.43%	0.00%	0.00%	85.43%	0.00%	100.00%	0.00%	0.00%	100.00%

Proposal 2.B - To amend the Trust Instrument to permit the Board to liquidate future Funds or Classes of the Trust whose registration statement shall become effective after the date of the Special Meeting of Shareholders, August 7, 2009, without a shareholder vote:

	Number of Votes						Percentage of Total Outstanding Votes					Percentage of Voted
Trust	Record Date Votes	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total	Affirmative	Against	Abstain	Broker Non-Vote	Total
Financial Investors Trust	360,498,638	124,072,602	28,617,443	45,983	6,741,712	159,477,740	34.42%	7.94%	0.01%	1.87%	44.24%	77.80%	17.94%	0.03%	4.23%	100.00%

(1) Formerly, Listed Private Equity Fund.